UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (RULE 14a-101)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Pursuant to § 240.14a-12

Charles & Colvard, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Rule 01-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

170 Southport Drive

Morrisville, North Carolina 27560

(919) 468-0399

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2016

This proxy statement supplement, dated April 22, 2016, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Charles & Colvard, Ltd. (the “Company”) filed with the Securities & Exchange Commission (the “SEC”) on April 20, 2016 relating to the Company’s 2016 Annual Meeting Of Shareholders to be held at the offices of Charles & Colvard, Ltd. located at 170 Southport Drive, Morrisville, North Carolina 27560, on Wednesday, May 18, 2016, at 10:00 a.m., Eastern Daylight Savings Time (the “Annual Meeting”).

The purpose of this supplement is to correct a clerical error with respect to the audit fees paid to BDO USA, LLP (“BDO”) for the fiscal year ended December 31, 2015. The Proxy Statement understated these fees by $15,000 and mistakenly categorized $3,000 as “All Other Fees” in the tabular disclosure on page 33 of the Proxy Statement. This clerical error has no impact on the reporting of the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2015 or any other section or proposal in the Proxy Statement. The corrected table in its entirety is included below.

For the fiscal years ended December 31, 2014 and 2015, fees billed for services provided by BDO are as follows:

	Amount of Fees
Type of Service	2014	2015
Audit Fees	$151,000	$154,000
Audit-Related Fees	-	-
Tax Fees	17,000	17,000
All Other Fees	-	-
Totals	$168,000	$171,000

Audit Fees. This category includes fees billed for the fiscal years shown for professional services for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes fees billed in the fiscal years shown for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” There were no “Audit-Related Fees” billed to us in 2014 or 2015.

Tax Fees. This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax advice, and tax planning.

All Other Fees. This category includes fees billed in the fiscal years shown for products and services provided by the principal accountant that are not reported in any other category. There were no “All Other Fees” billed to us in 2014 or 2015.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the matters to be considered at the Annual Meeting described in the definitive proxy statement on Schedule 14A filed by the Company on April 20, 2016. The Company may file other documents regarding the Annual Meeting described in this communication with the SEC. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY THE COMPANY ON APRIL 20, 2016, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. The Proxy Statement was mailed to shareholders on April 20, 2016. Shareholders may obtain, without charge, a copy of the Proxy Statement and other documents the Company files with the SEC from the SEC’s website at www.sec.gov. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including financial statements and schedules, are available on the Company’s website at www.charlesandcolvard.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Investor Relations, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the Annual Meeting. Shareholders may obtain additional information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by security holdings or otherwise, in the Proxy Statement filed with the SEC on April 20, 2016 and other materials filed with the SEC in connection with the Annual Meeting.